Exhibit 5.1

December 23, 2011

PhotoMedex, Inc.

147 Keystone Drive

Montgomeryville, PA 18936

Re:	PhotoMedex, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to PhotoMedex, Inc., a Nevada corporation (the “Company”) in connection with the preparation and filing by the Company on December 23, 2011, of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time of an indeterminate number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), an indeterminate number of warrants to purchase the Common Stock (the “Warrants”) and an indeterminate number of units (the “Units”) consisting of shares of Common Stock and Warrants, or any combination of the foregoing. The Common Stock, the Warrants and the Units are hereinafter referred to collectively as the “Securities”.

The Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereof, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”). The Warrants will be issued pursuant to warrant agreements to be entered into by the Company (each a “Warrant Agreement”) the form of which will be filed as an exhibit to the Registration Statement when the Warrants are issued.

In connection with the opinions rendered in this letter, we have examined only the following documents:

a. Amended and Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on December 12, 2011 (the “Articles”);

b. The Bylaws of the Company dated December 28, 2010 (the “Bylaws”);

PhotoMedex, Inc.

December 23, 2011

c. The Unanimous Written Consent of the Company’s Board of Directors dated December 13, 2011, authorizing and approving the Registration Statement, the Prospectus and the issuance of the Securities and matters related thereto;

d. Officer’s Certificate of the Company dated December 23, 2011, certifying as to the documents described herein, the Resolutions and matters related thereto; and

e. A Good Standing Certificate for the Company issued by the Nevada Secretary of State on December 21, 2011.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

A. In our examination of the above documents, we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and, except as to the Company, the due execution and delivery of all documents, certificates and instruments where due execution and delivery are a prerequisite to the effectiveness thereof. As to various questions of fact material to our opinion, we have relied without independent investigation on, and assumed the accuracy and completeness of, the Officer’s Certificate. We have not made any investigation as to the facts underlying the matters covered by the Officer’s Certificate.

B. Our opinion is based upon the facts as of the date hereof and assumes no event will take place in the future which would affect the opinions set forth herein. We assume no duty to communicate with you with respect to any change in law or facts which comes to our attention hereafter.

C. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We do not purport to be experts in the laws of any state other than Nevada and, accordingly, we express no opinion herein as to the laws of any state or jurisdiction other that the State of Nevada. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

D. In rendering the opinions below, we have assumed that the necessary number of shares are authorized and available for issuance pursuant to the Company’s Articles as they may be amended to the date of the issuance of the Securities in question.

E. The opinions expressed above are subject to the qualification that the validity and binding effect of the Securities may be limited or affected by (i) bankruptcy, insolvency,

PhotoMedex, Inc.

December 23, 2011

fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally, and (ii) general principles of equity exercisable in the discretion of a court (including, without limitation, obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

F. We have also assumed that (i) the effectiveness of the Registration Statement and any amendments thereto (including post-effective amendments) shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will have been issued and sold in compliance with applicable United States federal and state securities laws, (iv) a definitive underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (v) at the time of the issuance of the Securities, (A) the Company validly exists and is duly qualified and in good standing under the laws of its respective jurisdiction of incorporation, (B) the Company has the necessary corporate power and due authorization, and (C) the charter documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered and there has been no authorization of any such amendments, restatements, supplements or other alterations since the date of this letter.

Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Common Stock being registered under the Registration Statement, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Common Stock, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and (iii) the Common Stock has been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Warrants and Common Stock to be issued upon exercise of the Warrants, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (iii) the Warrant Agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Warrants have been duly executed, countersigned and delivered in the applicable form by the Company upon the purchase thereof and payment in full as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Warrants, the Warrants will be validly issued, fully paid and non-assessable.

PhotoMedex, Inc.

December 23, 2011

3. With respect to the Units, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (iii) the agreement relating to the Units in a form to be included as an exhibit to the Registration Statement has been executed and delivered and (iv) the Units have been duly executed, countersigned, delivered and sold in the applicable form as contemplated by the Prospectus contained in the Registration Statement and any Prospectus Supplements relating to the Units, the Warrants comprising part of the Units will constitute valid and legally binding obligations of the Company, any Common Stock comprising part of the Units will be validly issued, fully paid and nonassessable and by reason of the Securities comprising the Units being valid and legally binding obligations of the Company and/or validly issued, fully paid and nonassessable, the Units themselves will constitute valid and legally binding obligations of the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 17 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

WOODBURN AND WEDGE

John P. Fowler

JPF:jan